THE PACIFIC LUMBER COMPANY — NEWS RELEASE

PALCO AMENDS CREDIT FACILITY AND EXTENDS LIMITED WAIVER

Scotia — March 21, 2005 — The Pacific Lumber Company ("PALCO") announced today that it and its wholly owned subsidiary, Britt Lumber Co., Inc., amended their credit facility on March 18, 2005 extending through April 15, 2005 a limited waiver of the borrowers' defaults under certain financial covenants under the credit facility.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things: (i) statements regarding the business strategy, plans and objectives of PALCO and its subsidiaries; and (ii) statements expressing beliefs and expectations regarding harvest levels; regulatory requirements and permissions; agreements with lenders and other third parties; timber and lumber supply, demand, and prices; and similar factors affecting the business, operations, financial results and financial condition of PALCO and its subsidiaries. Although PALCO and its subsidiaries and other affiliates believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in periodic reports of MAXXAM Inc. and Scotia Pacific Company LLC that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, PALCO and its subsidiaries and affiliates do not assume a duty to update these forward-looking statements.